UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2016

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2016, InvenTrust Properties Corp., a Maryland corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with UHC Acquisition Sub LLC (the “Acquiror”) and University House Communities Group, Inc. (“University House”), pursuant to which the Company has agreed to sell to the Acquiror, through a series of related stock transactions, University House. University House is a wholly owned subsidiary of the Company and holds the assets comprising the Company’s student housing business. The Acquiror is a subsidiary of Scion Student Communities LP, a joint venture among Canada Pension Plan Investment Board (CPPIB), GIC and Scion Communities Investors LLC (collectively, the “Joint Venture Partners”).

Pursuant to the Agreement, the initial purchase price is $1,410,000,000, subject to several reductions and adjustments as set forth below. The initial purchase price will be reduced to $1,235,923,790 (the “Adjusted Consideration”) by certain specified pre-determined amounts equaling (i) $163,776,210 in respect of planned development costs to complete certain development properties of University House and (ii) $10,300,000 in respect of certain transaction costs of the Joint Venture Partners. The Adjusted Consideration is subject to certain further reductions and adjustments as provided in the Agreement which cannot be determined until the closing of the transaction. These reductions and adjustments to the Adjusted Consideration include:

•	A decrease by the outstanding principal amount of, and any accrued and unpaid interest on, all existing loans of University House that are assumed by Acquiror (partially offset by any cash reserves or cash escrows held by the lenders to such loans).

•	An increase or decrease, as applicable, by a purchase price adjustment that includes customary items such as working capital and cash of University House, and also an adjustment based on forecasted versus actual leasing at University House’s communities (as further set forth below under the heading “Leasing Adjustment”).

•	A decrease in the event that certain of University House’s communities are removed from the transaction (as further set forth below under the heading “Removal Adjustment”).

•	An increase by the amount of all cash equity and debt draws actually funded in respect of the development properties of University House.

•	A decrease by a specified amount in the event that the transaction is effected in a way that does not result in a tenant balance reset under a certain ground lease that University House is a party to.

•	A decrease in the event certain remediation items are identified during a limited due diligence period (as further set forth below under the heading “Diligence Adjustment”).

•	A decrease for certain closing costs incurred by the Acquiror in connection with the transaction (as further set forth below under the heading “Closing Costs Adjustment”).

•	A decrease for certain leasing concessions granted for the 2015-2016 leasing year (as further set forth below under the heading “Concession Adjustment”).

The foregoing adjustments and related covenants of the parties are set forth below in greater detail.

•	Leasing Adjustment. The parties have agreed to a leasing forecast for the 2016-2017 leasing year. In the event that revenue represented by signed leases is below such forecasted amount (determined on a portfolio-wide basis or property-level basis, as applicable), the Adjusted Consideration will be adjusted downward.

•	Removal Adjustment. Three of the properties owned by University House are subject to removal from the transaction under specified circumstances. In the event one or more properties are removed from the transaction, the Adjusted Consideration will be adjusted downward by a pre-determined amount(s). The Company would then retain such removed property or properties or cause it or them to be transferred to third parties.

•	Diligence Adjustment. The parties have agreed to a post-signing thirty-day due diligence period. In the event certain remediation items are identified during the due diligence period that exceed $3,440,000, the Adjusted Consideration will be adjusted downward by such excess, up to $10,000,000. In the event such excess remediation costs exceed $10,000,000, the Company would have the option of terminating the Agreement.

•	Closing Costs Adjustment. The Company has agreed to reimburse the Acquiror for certain transaction costs, including, among other items, costs associated with obtaining lender and other third-party consents, property condition and other third-party reports, severance and other amounts payable to employees, transfer taxes and origination and other costs in obtaining new financing. The Adjusted Consideration will be adjusted downward for such costs.

•	Concession Adjustment. In the event University House makes certain specified lease concessions in respect of leases for the 2015-2016 leasing year, the Adjusted Consideration will be adjusted downward in the amount of such concessions.

During the period between signing and closing, University House has agreed, among other things, to conduct its business in the ordinary course, not acquire or dispose of any material properties and to continue to develop its development properties in accordance with existing development plans. In the event University House has not achieved substantial completion for a certain development property by the closing, the Company has agreed to deposit $8,000,000 into an escrow to secure certain losses the Acquiror may incur prior to achieving substantial completion.

The parties made customary representations, warranties and covenants in the Agreement. The survival period for the Company’s and University House’s representations and warranties is generally fifteen months, with certain fundamental representations and warranties surviving for longer periods. With respect to indemnification claims against the Company, the parties have agreed generally to a de minimis threshold of $50,000, an overall deductible of $3,250,000 and a cap of 10% of the final purchase price (as determined following the adjustments described above and as set forth in the Agreement).

The transactions contemplated by the Agreement, which are expected to close in mid-2016, are subject to customary closing conditions. The Agreement contains provisions pursuant to which the closing may be deferred until up to July 5, 2016 in order to obtain certain third-party consents. The Agreement provides that either the Company or Acquiror may terminate the Agreement at any time prior to the closing pursuant to customary termination rights. Upon certain events of termination, the Company’s sole recourse is an $85,000,000 reverse break-up fee to be funded by the Joint Venture Partners.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which the Company intends to file with the Securities and Exchange Commission at a later date in accordance with applicable rules and regulations.

Item 7.01	Regulation FD Disclosure.

On January 4, 2016, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Forward-Looking Statements in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about our plans and strategies and future events, including the sale of University House; the consideration for the University House transaction; the anticipated timing to close the University House transaction; the retail strategy; and the use of proceeds, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain and involve known and unknown risks that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, among others, the potential failure to satisfy closing conditions with respect to the transaction; and our ability to execute on our strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: January 4, 2016	By:	/s/ Michael E. Podboy
	Name:	Michael E. Podboy
	Title:	Executive Vice President – Chief Financial
Officer, Chief Investment Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 4, 2016